Exhibit 7.01
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them this Amendment No. 3 to Schedule 13D (including further amendments thereto) with respect to the Class A Common Stock, par value $0.33 per share, of Cox Radio, Inc., and that this Joint Filing Agreement be included as an exhibit to such joint filing.
     This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 22nd day of March, 2009.

COX ENTERPRISES, INC.
By:	/s/ Andrew A. Merdek
Andrew A. Merdek, Secretary

COX HOLDINGS, INC.
By:	/s/ Andrew A. Merdek
Andrew A. Merdek, Secretary

COX MEDIA GROUP, INC.
By:	/s/ Andrew A. Merdek
Andrew A. Merdek, Secretary

DAYTON COX TRUST A
By:	/s/ James C. Kennedy
James C. Kennedy, Trustee

By:	/s/ Jimmy W. Hayes
Jimmy W. Hayes, Trustee